United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  August 8, 2011

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)                                               Appointment of chief financial officer

Effective August 8, 2011, Martin P. Galvan has been appointed and will assume the duties as the Company’s chief financial officer.

Mr. Galvan, 59, joins Lannett with more than 25 years of senior financial management expertise in the life sciences industry.  Most recently, he was chief financial officer of CardioNet, Inc. (NASDAQ: BEAT), a medical technology and service company. He previously was executive vice president and chief financial officer of medical technology company VIASYS Healthcare Inc. and chief financial officer of Rodel, Inc., a manufacturing and service company.  Earlier in his career, Galvan served in senior financial management positions with global pharmaceutical companies Rhone-Poulenc Rorer Inc., Revlon Health Care Group and Bristol-Myers Squibb Company.  Galvan, a CPA, began his career with the international accounting firm Ernst & Young LLP.  He earned a bachelor of arts degree in economics from Rutgers University and is a member of the American Institute of Certified Public Accountants.

Item 9.01  Financial Statements and Exhibits

(d)                                              Exhibits

99.1                                        August 8, 2011 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

	By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer
Dated: August 8, 2011

EXHIBIT INDEX

Exhibit:	Description

99.1	August 8, 2011 Press Release